Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398 DEL MAR HEIGHTS LAS VEGAS PHOENIX SAN DIEGO SILICON VALLEY

May 15, 2019

One Stop Systems, Inc.

2235 Enterprise Street, Suite 110

Escondido, California 92029

Re:	One Stop Systems, Inc.

         Registration Statement on Form S-3

We have acted as counsel to One Stop Systems, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and as may be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement,” and together with the Base Prospectus, a “Prospectus”), provides for the registration by the Company of an aggregate of up to $100,000,000 of the following securities:

(i)	shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

(ii)	shares of one or more series of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”);

(iii)	debt securities (the “Debt Securities”), which may be issued pursuant to an indenture to be entered into between the Company and a trustee, as amended from time to time (the “Indenture”);

(iv)	warrants for the purchase of Common Stock, Preferred Stock, Debt Securities and other securities or rights (individually or collectively, the “Warrants”);

(v)	rights to purchase our Common Stock, Preferred Stock, Debt Securities, Warrants or Units (the “Rights”); and/or

(vi)	units of the Company consisting of one or more of the securities described above (the “Units”).

We collectively refer to the Common Stock, the Preferred Stock, Debt Securities, Warrants, Rights and Units in the Registration Statement as the “Securities” or individually as a “Security.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.	the Registration Statement;

2.	the Base Prospectus contained in the Registration Statement;

3.	the Certificate of Incorporation and amendments thereto, as filed with the Secretary of State of the State of Delaware, as presently in effect (the “Company’s Certificate of Incorporation”);

4.	the Amended and Restated Bylaws of the Company, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and

5.

Resolutions adopted by the Board of Directors of the Company, authorizing and approving the Registration Statement, the registration of the Securities for issuance and sale by the Company, and matters related thereto.

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the statements contained in the Registration Statement, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a Prospectus Supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the

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authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and in conformity with the applicable Organizational Documents, as in effect at such time, and applicable law (including (A) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 6 below shall have been duly completed and shall remain in full force and effect), (iv) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Company’s Certificate of Incorporation; (v) a rights agreement (“Rights Agreement”) relating to the Rights will be duly authorized, executed and delivered by the parties thereto, and each person signing the Rights Agreement will have the legal capacity and authority to do so; (vi) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable Prospectus Supplement; and (vii) there has not occurred any change in law or further action by the Company’s Board of Directors, in any case affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to shares of Common Stock registered pursuant to the Registration Statement, when certificates representing such shares of Common Stock have been duly executed, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon exercise, conversion or exchange of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such exercise, conversion or exchange, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per share basis, shall in either event not be less than the par value of the Common Stock, and any such Convertible Security was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, then such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.

With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Certificate of Incorporation and Company’s Bylaws and the General Corporation Law of the State of Delaware (a “Certificate”) and the filing of the Certificate with the Secretary of State of the

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State of Delaware, has been duly authorized by appropriate corporate action of the Company’s Board of Directors and, if required, the stockholders of the Company, and certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, or upon the exercise of warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security of the Company, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company’s Board of Directors, for the consideration approved by the Company’s Board of Directors (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.

When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.

With respect to any Warrants registered pursuant to the Registration Statement, when a warrant agreement relating to such Warrants (the “Warrant Agreement”) has been duly executed and delivered by the Company and each other party thereto, the terms of the Warrants have been established in accordance with the Warrant Agreement, and the Warrants have been duly executed, delivered and issued in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, then such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

With respect to the Rights, when (a) the Board of Directors of the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof, and related matters, (b) the agreements relating to the Rights have been duly authorized and validly executed and delivered by the Company and a rights agent appointed by the Company, and (c) the Rights or certificates representing the Rights have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Rights and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company or such officers upon payment of the consideration therefor provided for therein, the Rights will be legally issued and such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency

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(including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.

With respect to any Units registered pursuant to the Registration Statement, when a unit agreement relating to the Units (the “Unit Agreement”) has been duly executed and delivered by the Company and each other party thereto, the terms of the Units have been duly established in accordance with the Unit Agreement, and certificates representing the Units have been duly executed and delivered in accordance with the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, then such Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware and (ii) those laws of the State of Delaware and those Federal securities laws, rules, and regulations of the United States of America, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the United States of America or the State of Delaware other than the Applicable Laws or (ii) any jurisdiction other than the United States of America, and the State of Delaware, whether in any such case applicable directly or through the Applicable Laws.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing by the company of the Form S-3 with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form S-3 and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ PROCOPIO, CORY, HARGREAVES & SAVITCH LLP

Procopio, Cory, Hargreaves & Savitch LLP

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